Exhibit 99.2(a)(3)

Amended and Restated Agreement and Declaration of Trust

of

American Beacon Sound Point Enhanced Income Fund

a Delaware Statutory Trust

Principal Place of Business:

220 East Las Colinas Boulevard

Suite 1200

Irving, Texas 75039

AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST

OF

AMERICAN BEACON SOUND POINT ENHANCED INCOME FUND

THIS AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST is made as of August 20, 2019, by each of the Trustees of the Trust (each such terms as defined below).

WHEREAS, the Agreement and Declaration of Trust for the Trust was initially made on January 10, 2018 (“Initial Declaration of Trust,”) by Gene L. Needles, Jr., Jeffrey K. Ringdahl, and Melinda G. Heika, as the initial Trustees, for the purpose of forming a Delaware statutory trust in accordance with the provisions set forth in the Initial Declaration of Trust;

WHEREAS, the Trust was formed under the Delaware Act upon the filing of the Certificate of Trust in the Office of the Secretary of State of the State of Delaware and the adoption of the Initial Declaration of Trust;

WHEREAS, the Initial Declaration of Trust was amended and restated in its entirety on June 5, 2019 (“Amended Declaration of Trust”);

WHEREAS, the Trustees desire to continue the Trust for the investment and reinvestment of funds contributed by the holders from time to time of the shares of beneficial interest in the Trust;

WHEREAS, the assets of the Trust may be divided into one or more Series, each with its own separate investment portfolio and investment objectives, policies and restrictions, and the beneficial interest in each such Series divided into transferable Shares, there being a separate series of Shares for each Series, all in accordance with the provisions hereinafter set forth;

WHEREAS, pursuant to Article VIII, Section 8.4, the Trustees may amend or otherwise supplement the Amended Declaration of Trust at any time by an instrument in writing signed by a majority of the Trustees then holding office or adoption by a majority of the Trustees then holding office of a resolution specifying such amendment, except where such amendment shall limit the rights to insurance provided by Article VII of this Declaration of Trust with respect to any acts or omissions of Persons covered thereby prior to such amendment nor shall any such amendment limit the rights to indemnification and advancement referenced in Article VII of this Declaration of Trust with respect to any actions or omissions of Persons covered thereby prior to such amendment; and

WHEREAS, the Trustees now desire to amend and restate in its entirety the Amended Declaration of Trust to incorporate amendments duly approved and to make such other changes as duly adopted by the Trustees, and intend that this Declaration of Trust shall constitute the governing instrument of the Trust;

NOW, THEREFORE, the Trustees do hereby (i) declare that all cash, securities and other assets contributed to the Trust, together with the income therefrom and the proceeds thereof, shall be held and managed upon the following terms and conditions, and (ii) amend and restate the Amended Declaration of Trust in its entirety.

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Article I

Name and Definitions

Section 1.1 Name. The name of the Trust is the American Beacon Sound Point Enhanced Income Fund and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine. The Trustees may, without Shareholder approval, change the name of the Trust or any Series or Class and adopt such other name as they deem proper. Any name change of any Series or Class shall become effective upon approval by the Trustees of such change or any document (including any Registration Statement) reflecting such change. Any name change of the Trust shall become effective upon the filing of a certificate of amendment under the Delaware Act reflecting such change with the office of the Delaware Secretary of State or at a future date or time specified in such certificate of amendment. Any such name change shall have the status of an amendment to this Declaration of Trust.

Section 1.2 Definitions. Whenever used herein, unless otherwise required by the context or specifically provided:

(a)       “By-Laws” shall mean the By-Laws of the Trust as amended from time to time, which By-Laws are expressly herein incorporated by reference as part of the “governing instrument” within the meaning of the Delaware Act;

(b)       “Certificate of Trust” shall mean the certificate of trust, as amended or restated from time to time, filed by the Trustees in the Office of the Secretary of State of the State of Delaware in accordance with the Delaware Act;

(c)       “Class” shall mean a class of Shares of the Trust or of any Series of the Trust established in accordance with the provisions of Article III hereof;

(d)       “Affiliated Person,” “Assignment,” “Commission,” “Interested Person,” and “Principal Underwriter” shall have the meanings given them in the 1940 Act;

(e)       “Covered Person” shall have the meaning given it in Section 7.5 hereof;

(f)       “Declaration of Trust” shall mean this Amended and Restated Agreement and Declaration of Trust, as further amended or restated from time to time, which constitutes the “governing instrument” of the Trust within the meaning of Section 3801(c) of the Delaware Act;

(g)       “Delaware Act” shall mean the Delaware Statutory Trust Act, 12 Del. C. §§ 3801 et seq., as amended from time to time;

(h)       “Exchange” shall have the meaning given it in Section 6.2(a) hereof;

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(i)       “General Assets” shall have the meaning given it in Section 3.6(a) hereof;

(j)       “Investment Manager” or “Manager” shall mean a party furnishing services to the Trust pursuant to any contract described in Section 4.10 hereof;

(k)       “Majority Shareholder Vote” shall mean the “vote of a majority of the outstanding voting securities of a company” described in Section 2(a)(42) of the 1940 Act.

(l)       “1940 Act” shall mean the Investment Company Act of 1940 and the rules and regulations thereunder as amended from time to time and interpretations thereunder, and any order or orders thereunder which may from time to time be applicable to the Trust. References herein to specific sections of the 1940 Act shall be deemed to include such rules and regulations as are applicable to such sections as determined by the Trustees or their designees;

(m)       “Net Asset Value” means the net asset value of each Series or Class as determined in the manner provided in Article VI, Section 6.1;

(n)       “Person” shall mean and include individuals, corporations, limited liability companies, partnerships, trusts (common law or statutory), associations, joint ventures, estates and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof, whether domestic or foreign;

(o)        “Preferred Shares” shall refer to those shares that may be issued in one or more series or classes pursuant to Section 3.7 hereof;

(p)       “Registration Statement” shall mean the Trust’s registration statement or statements as filed with the Commission, as from time to time in effect and shall include any prospectus or statement of additional information forming a part thereof;

(q)       “Schedule A” shall have the meaning given it in Section 3.6 hereof;

(r)       “Series” shall mean each series of Shares referenced in, or established under or in accordance with, the provisions of Article III;

(s)       “Shareholder” shall mean a record owner of outstanding Shares;

(t)       “Shares” shall mean the shares of beneficial interest into which the beneficial interest in the Trust or each Series shall be divided from time to time, including such Class or Classes of Shares as the Trustees may from time to time create and establish and includes fractions of Shares as well as whole Shares;

(u)       “Supermajority” shall mean, as applicable, at least two-thirds (66 2/3%) of those Trustees entitled to vote or at least two-thirds (66 2/3%) of the Net Asset Value (in dollars) of the Shares entitled to vote;

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(v)       “Trust” shall mean the Delaware statutory trust formed under the Delaware Act pursuant to the Initial Declaration of Trust and the filing of the Certificate of Trust, and continued pursuant to the terms of this Declaration of Trust;

(w)       “Trust Property” shall mean any and all property, real or personal, tangible or intangible, that is from time to time owned or held by or for the account of the Trust and not allocated to any Series; and

(x)       “Trustees” or “Board of Trustees” shall mean the trustees of the Trust in office on the date hereof and all other persons who may from time to time be duly elected or appointed to serve as Trustees in accordance with the provisions hereof, in each case so long as such person shall continue in office in accordance with the terms of this Declaration of Trust. Reference herein to the “Board of Trustees” refers to the persons, as a group, who from time to time constitute the Trustees in their capacities as Trustees hereunder, and reference herein to a Trustee or the Trustees shall refer to such person or persons in his, her or their capacities as trustee or trustees hereunder. Unless otherwise required by the context or specifically provided, any reference herein to the Trustees shall refer to the Trustee at any time that there is only one Trustee of the Trust.

Article II

Purpose of Trust

The purpose of the Trust is to conduct, operate and carry on the business of a management investment company registered under the 1940 Act through one or more Series investing primarily in securities, and to carry on such other business or businesses as the Trustees may from time to time determine pursuant to their authority under this Declaration of Trust. In furtherance of the foregoing, the Trust may do everything necessary, suitable, convenient or proper for the conduct, promotion and attainment of any businesses and purposes which at any time may be incidental to, or may appear conducive or expedient for the accomplishment of the business of, an investment company registered under the 1940 Act and which may be engaged in or carried on by a statutory trust formed under the Delaware Act; and in connection therewith, the Trust shall have and may exercise all of the powers conferred by the laws of the State of Delaware upon a Delaware statutory trust.

Article III

Shares

Section 3.1 Division of Beneficial Interest. The beneficial interest in the Trust shall be divided into Shares. The Trust and any Series may have no Classes, may consist of one Class or may be divided into two or more Classes. The number of Shares of the Trust and each Series and Class authorized hereunder is unlimited. The Trust is authorized to issue an unlimited number of Shares, and upon the establishment of any Series or Class as provided herein, the Trust shall be authorized to issue an unlimited number of Shares of each such Series and Class, unless otherwise determined and subject to any conditions set forth, by the Trustees. Subject to the further provisions of this Article III and any applicable requirements of the 1940 Act, the

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Trustees shall have full power and authority, in their sole discretion, and without obtaining any authorization or vote of the Shareholders of any Series or Class: (i) to divide the beneficial interest in each Series or Class into Shares, with or without par value as the Trustees shall determine; (ii) to issue Shares without limitation as to number (including fractional Shares and Shares held in a Series’ treasury), to such Persons and for such amount and type of consideration, including cash or securities, at such time or times and on such terms as the Trustees may deem appropriate; (iii) to establish and designate and to change in any manner any Series or Class with such preferences, voting powers, terms of conversion, rights, privileges and business purpose or investment objective as the Trustees may from time to time determine, which preferences, voting powers, terms of conversion, rights, privileges and business purpose or investment objective may be different from any existing Series or Class, may be senior or subordinate to (or in the case of business purpose, different from) any existing Series or Class, and may be limited to specified assets or liabilities of the Trust or profits and losses associated therewith; (iv) to divide or combine the Shares of the Trust or any Series or Class into a greater or lesser number without thereby materially changing the proportionate beneficial interest of the Shares of the Trust or such Series or Class in the assets held with respect to the Trust or such Series or Class; (v) to classify or reclassify any Shares of the Trust or any Series or Class into Shares of one or more Series or Classes (whether the Shares to be classified or reclassified are issued and outstanding or unissued and whether such Shares constitute part or all of the Shares of the Trust or such Series or Class); and (vi) to take such other action with respect to the Shares of the Trust or any Series or Class as the Trustees may deem desirable.

Subject to the distinctions permitted among Classes of the Trust or any Series as established by the Trustees consistent with the requirements of the 1940 Act, each Share of the Trust or any Series shall represent an equal beneficial interest in the net assets of the Trust or such Series, and each Shareholder of the Trust or any Series shall be entitled to receive such Shareholder’s pro rata share of distributions of income and capital gains, if any, made with respect to the Trust or such Series. Upon redemption of the Shares of any Series, the applicable Shareholder shall be paid solely out of the funds and property of such Series of the Trust.

All references to Shares in this Declaration of Trust shall be deemed to be Shares of the Trust and of any or all Series or Classes, as the context may require. All provisions herein relating to the Trust shall apply equally to each Series of the Trust and each Class, except as the context otherwise requires.

Notwithstanding any other provision of this Declaration of Trust, including Section 4.5 hereof, all Shares issued hereunder, including Shares issued in connection with a dividend in Shares or a split or reverse split of Shares, shall be fully paid and non-assessable. Except as otherwise provided by the Trustees, Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust or any Series, other than such right, if any, as the Trustees in their discretion may determine. Shareholders shall have no appraisal rights with respect to their Shares. Shares held in the Trust’s treasury shall not confer any voting rights on the Trustees and shall not be entitled to any dividends or other distributions declared with respect to the Shares.

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Section 3.2 Ownership of Shares. The ownership of Shares shall be recorded on the books of the Trust or those of a transfer or similar agent for the Trust, which books shall be maintained separately for the Shares of each Series or Class and contain the names and addresses of the Shareholders and the number of Shares of each Series and Class held by each Shareholder. No certificates certifying the ownership of Shares shall be issued except as the Board of Trustees may otherwise determine from time to time. The Trustees may make such rules as they consider appropriate for the issuance of Share certificates, the transfer of Shares and similar matters. The record books of the Trust and each Series or Class as kept by the Trustees or any transfer or similar agent, as the case may be, shall be conclusive as to the identity of the Shareholders of the Trust, each Series and Class and as to the number of Shares of the Trust and of each Series and Class held from time to time by each Shareholder. The Trust shall be entitled to treat the holder of record of any Shares as the owner thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Shares on the part of any other person, whether or not the Trust shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware. No Shareholder shall be entitled to receive payment of any dividend or other distribution or to have notice given to such Shareholder as herein or in the By-Laws provided, until such Shareholder has given its address and such other information as shall be thereupon required to the transfer or similar agent or to such other officer or agent of the Trust or such Series or Class as shall keep the record books of the Trust or such Series or Class for entry thereof.

Section 3.3 Transfer of Shares. Except as otherwise provided by the Trustees, Shares shall be transferable on the books of the Trust only by the record holder thereof or by his duly authorized agent upon delivery to the Trustees or the Trust’s transfer or similar agent of a duly executed instrument of transfer, together with a Share certificate if one is outstanding, and such evidence of the genuineness of each such execution and authorization and of such other matters as may be required by the Trustees. Upon such delivery, and subject to any further requirements specified by the Trustees, the transfer shall be recorded on the books of the Trust. Until a transfer is so recorded, the Shareholder of record of Shares shall be deemed to be the Shareholder with respect to such Shares for all purposes hereunder and neither the Trustees nor the Trust or applicable Series, nor any transfer or similar agent or registrar or any officer, employee or agent of the Trust, shall be affected by any notice of a proposed transfer.

Section 3.4 Investments in Series of the Trust. Investments may be accepted by the Trust from such Persons, at such times, on such terms, and for such consideration as the Trustees or their authorized agents from time to time may authorize in their sole discretion. The Trustees may, in their sole discretion: (a) fix the Net Asset Value per Share of the initial capital contribution; (b) impose sales or other charges upon investments in the Trust or any Series or any Classes thereof; and (c) issue fractional Shares. The Trustees and their authorized agents shall have the right to refuse to issue Shares to any Person at any time and for any reason.

Section 3.5 Status of Shares and Limitation of Personal Liability. Shares shall be deemed to be personal property giving only the rights provided in this Declaration of Trust. Every Shareholder by virtue of having become a Shareholder shall be bound by the terms hereof and to the terms of any By-Laws adopted pursuant to Section 4.5 hereof. The death, incapacity, dissolution, termination or bankruptcy of a Shareholder during the existence of the Trust or an applicable Series shall not operate to terminate the Trust or any Series, nor entitle the representative of any such Shareholder to an accounting or to take any action in court or elsewhere against the Trust, any Series or the Trustees, but entitles such representative only to

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the rights of such Shareholder under this Declaration of Trust. Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the assets held with respect to the applicable Series or any other Series or the assets of the Trust generally or right to call for a partition or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders as partners. For the avoidance of doubt, Shareholders shall have no rights, privileges, claims or remedies under any contract or agreement entered into by the Trust or any Series thereof with any service provider or other agent to or contractor with the Trust or a Series thereof, including, without limitation, any third party beneficiary rights. None of the Trust, the Trustees or any officer, employee or agent of the Trust shall have any power to bind personally any Shareholder, nor, except as specifically provided herein, to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay. No Shareholder shall be personally liable for the debts, liabilities, obligations and expenses incurred by, contracted for, or otherwise existing with respect to, the Trust or any Series or Class. Shareholders shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the general corporation law of the State of Delaware.

Section 3.6 Establishment of Series and Classes of Shares. Subject to the provisions of this Section 3.6, the Trust shall consist of the Series and Classes thereof indicated on Schedule A attached hereto (“Schedule A”), as such Schedule A may be amended from time to time. The Series and Classes indicated on Schedule A as of the date hereof have been established and are referred to as the “Initial Series and Classes.” The establishment of any additional Series or Class shall be effective upon the adoption by the Board of Trustees of a resolution that sets forth the establishment and designation of or otherwise identifies such Series or Class, whether directly in such resolution or by reference to, or approval of, another document that sets forth the establishment and designation of, or otherwise identifies, such Series or Class, including any Registration Statement, any amendment and/or restatement of this Declaration of Trust and/or Schedule A, or as otherwise provided in such resolution. The relative rights and preferences of the Initial Series and Classes shall be as set forth herein. The relative rights and preferences of each additional Series or Class shall be as set forth herein, unless expressly provided otherwise by the Trustees in establishing such Series or Class. The Trustees shall cause Schedule A to be amended from time to time to reflect the establishment of any additional Series or Class or the termination of any Series or Class; however, any such amendment shall not be requisite to the effectiveness of the establishment or termination of any Series or Class. The creation and establishment of any Series pursuant to this Section 3.6 may, but need not, be evidenced by an instrument executed by a majority of the Board of Trustees. Any such instrument shall have the status of an amendment to this Declaration of Trust.

Unless otherwise provided in any Registration Statement relating thereto, Shares of the Initial Series and Classes and each additional Series or Class established pursuant to this Article III (unless otherwise provided in the resolution establishing such additional Series or Class), shall have the relative rights and preferences set forth below. For the avoidance of doubt, to the maximum extent permitted by law, the Trust’s public filings, including its Registration Statement, shall not constitute a contract between the Trust or any Series and the Shareholders, and shall not give rise to any contract claims by the Shareholders against the Trust or any Series.

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(a)       Assets Held with Respect to a Particular Series. All consideration received by the Trust for the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof from whatever source derived, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably be held with respect to that Series for all purposes, and shall be so recorded upon the books of account of the Trust with respect to such Series. Such consideration, assets, income, earnings, profits and proceeds thereof, from whatever source derived, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be, are herein referred to as “assets held with respect to” that Series. In the event that the Trust has only issued Shares of two or more Series (and not Shares of the Trust) and there are any assets, income, earnings, profits and proceeds thereof, funds or payments that are not readily identifiable as assets held with respect to any particular Series (collectively “General Assets”), the Trustees shall allocate such General Assets to, between or among any one or more of the Series in such manner and on such basis as the Trustees, in their sole discretion, deem fair and equitable, and any General Assets so allocated to a particular Series shall be held with respect to that Series. Each such allocation by the Trustees shall be conclusive and binding upon the Shareholders of all Series for all purposes.

(b)       Liabilities Held with Respect to a Particular Series. All liabilities of the Trust held with respect to a particular Series and all expenses, costs, charges and reserves attributable to that Series shall be charged against the assets held with respect to that Series only. Any general liabilities of the Trust that are not readily identifiable as being held with respect to any particular Series shall be allocated and charged by the Trustees to and among any one or more of the Series in such manner and on such basis as the Trustees in their sole discretion deem fair and equitable. All liabilities, expenses, costs, charges, and reserves so charged to a Series are herein referred to as “liabilities held with respect to” that Series. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the Shareholders of all Series for all purposes. All liabilities held with respect to a particular Series shall be enforceable against the assets held with respect to such Series only and not against the assets of the Trust generally or against the assets held with respect to any other Series and, except as otherwise provided in this Declaration of Trust with respect to the allocation of General Assets, none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other Series thereof shall be enforceable against the assets of such Series. Notice of this limitation on inter-Series liabilities shall be set forth in the Certificate of Trust or in an amendment thereto. To the extent required by Section 3804(a) of the Delaware Act in order to give effect to the limitation on inter-Series liabilities set forth in this Section 3.6: (i) separate and distinct records shall be maintained for each Series; (ii) the assets held with respect to each Series shall be held in such separate and distinct records (directly or indirectly, including through a nominee or otherwise) and accounted for in such separate and distinct records separately from the assets held with respect to all other Series, the assets held with respect to the Trust generally, and the General Assets of the Trust not allocated to such Series; and (iii) the records maintained for each Series shall account for the assets held with respect to such Series separately from the assets of any other Series, the assets held with respect to the Trust generally, and from the General Assets of the Trust not allocated to such Series.

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(c)       Dividends, Distributions, Redemptions, and Repurchases. Notwithstanding any other provisions of this Declaration of Trust, including Article VI, no dividend or distribution on the Shares of any Series, including any distribution paid in connection with termination of the Trust or such Series or any Class of such Series, nor any redemption or repurchase of, the Shares of such Series or Class shall be effected by the Trust other than from the assets held with respect to such Series, nor shall any Shareholder of any particular Series otherwise have any right or claim against the assets held with respect to any other Series except to the extent that such Shareholder has such a right or claim hereunder as a Shareholder of such other Series. The Trustees shall have the sole discretion, to the extent not inconsistent with the 1940 Act, to determine which items shall be treated as income and which items as capital, and each such determination and allocation shall be conclusive and binding upon all Shareholders for all purposes.

(d)       Fractions. Any fractional Share of the Trust or a Series shall carry proportionately all the rights and obligations of a whole Share of the Trust or that Series, including rights with respect to voting, receipt of dividends and distributions, redemption of Shares and termination of the Trust or that Series, as the case may be.

(e)       Exchange Privilege. The Trustees shall have the authority to provide that the Shareholders of any Series or Class shall have the right to exchange or convert their Shares for Shares of one or more other Series or Classes of Shares or for interests in one or more trusts, corporations or other business entities (or a series or class of any of the foregoing) in accordance with such requirements and procedures as may be established by the Trustees.

(f)       Combination of Series and Classes. The Trustees shall have the authority, without the approval of the Shareholders of the Trust or any Series or Class unless otherwise required by applicable federal law, to combine the assets and liabilities held with respect to any two or more Series or Classes into assets and liabilities held with respect to a single Series or Class and in connection therewith to cause the Shareholders of each such Series or Class to become Shareholders of such single Series or Class.

(g)       Elimination of Series or Classes. At any time that there are no Shares outstanding of any particular Series or Class previously established, the Trustees may abolish or convert that Series or Class and rescind the establishment thereof. In addition, the Trustees may terminate the Trust or any Series or Class thereof as provided in Section 8.2 herein.

(h)       Division of Series or Classes. The Trustees shall have the authority, without the approval of the Shareholders of any Series or Class unless otherwise required by applicable federal law, to divide the assets and liabilities held with respect to any Series or Class into assets and liabilities held with respect to an additional one or more Series or Classes and in connection therewith to cause some or all of the Shareholders of such Series or Class to be admitted as Shareholders of such additional one or more Series or Classes.

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Section 3.7 Preferred Shares. Preferred Shares may be issued from time to time in one or more Series or Classes with distinctive serial designations and: (i) may have such voting powers, full or limited; (ii) may be subject to redemption or repurchase at such time or times and at such price or prices; (iii) may be entitled to receive dividends (which may be cumulative or noncumulative) at such rate or rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other Class or Series; (iv) may have such rights upon the termination of, or upon any distribution of the assets of, the Trust; (v) may be made convertible into, or exchangeable for, Shares of any other Class or Series of the Trust, at such price or prices or at such rates of exchange and with such adjustments; and (vi) shall have such other relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, all as shall hereafter be stated and expressed in the resolution or resolutions providing for the issue of such Preferred Shares from time to time adopted by the Board of Trustees (or a committee thereof) in accordance with Section 3.6 hereof. Any of such matters may be made dependent upon facts ascertainable outside this Declaration of Trust, or outside the resolution or resolutions providing for the issue of such Preferred Shares.

Article IV

The Board of Trustees

Section 4.1 Number, Election and Tenure. The number of Trustees shall be the number of Trustees in office on the date hereof until changed by the Trustees, and the Trustees may fix the number of Trustees from time to time; provided that the number of Trustees shall at all times be at least two (2), but no more than fifteen (15). Each Trustee shall serve during the continued lifetime of the Trust until the next meeting of Shareholders called for the purpose of electing Trustees and until the election and qualification of his or her successor or, if sooner, until he or she dies, declines to serve, resigns, retires, is removed, is incapacitated or is otherwise unable or unwilling to serve as herein provided. Shareholders shall not be entitled to elect Trustees except as required by the 1940 Act. To the extent required by the 1940 Act, the Shareholders shall elect the Trustees on such dates as the Trustees may fix from time to time. Any Trustee may resign at any time by an instrument signed by him or her and delivered to the Trust’s President or the other Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. Except to the extent expressly provided in a written agreement with the Trust, no Trustee resigning and no Trustee removed shall have any right to any compensation for any period following the effective date of his or her resignation or removal, or any right to damages on account of such removal. The Shareholders may elect Trustees at any meeting of Shareholders called by the Trustees for that purpose. In the event that after the proxy material has been printed for a meeting of Shareholders at which Trustees are to be elected any one or more nominees named in such proxy material dies or become incapacitated or is otherwise unable or unwilling to serve, the authorized number of Trustees shall be automatically reduced by the number of such nominees, unless the Board of Trustees prior to the meeting shall otherwise determine. Any Trustee may be removed with or without cause at any time by written instrument, signed by at least two-thirds (2/3) of the number of Trustees prior to such removal, specifying the date when such removal shall become effective. Any Trustee may be removed only with cause at any meeting of Shareholders by a vote of the holders of Shares representing two-thirds of the Net Asset Value (in dollars) of the total Shares issued and outstanding. A meeting of Shareholders for the purpose of electing or removing one or more Trustees shall be called as provided in the By-Laws.

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Section 4.2 Effect of Death, Resignation, etc. of a Trustee. The death, declination to serve, resignation, retirement, removal, or incapacity of one or more Trustees, or all of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration of Trust. Whenever there shall be fewer than the designated number of Trustees, until additional Trustees are elected or appointed as provided herein to bring the total number of Trustees equal to the designated number, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Declaration of Trust. As evidence of such vacancy, an instrument certifying the existence of such vacancy may be executed by an officer of the Trust or by a Trustee. In the event of the death, declination, resignation, retirement, removal, or incapacity of all the then Trustees within a short period of time and without the opportunity for at least one Trustee being able to appoint additional Trustees to replace those no longer serving, the Trust’s Investment Manager(s) are empowered to appoint new Trustees subject to the provisions of Section 16(a) of the 1940 Act. A Trustee will be deemed to have retired from his or her position effective no later than the last day of the calendar year in which such Trustee reaches an age agreed upon by the Board of Trustees to be the mandatory retirement age.

Section 4.3 Temporary Absence of Trustee. Except as otherwise prohibited by law, any Trustee may, by power of attorney, delegate his or her power for a period not exceeding six months at any one time to any other Trustee or Trustees, provided that in no case shall less than two Trustees personally exercise the other powers hereunder, except as herein otherwise expressly provided.

Section 4.4 Trustee Action; Action by Written Consent. Except as otherwise provided herein or from time to time in the By-Laws, or by the 1940 Act, any action to be taken by the Trustees may be taken by a majority of the Trustees present at a meeting of the Board of Trustees at which a quorum is present, within or outside the State of Delaware, or by the written consent of a majority of the Trustees then in office. Any such written consent may be executed and given by electronic means. Such written consents shall be filed with the minutes of the proceedings of the Trustees. If any action is so taken by the Trustees by the written consent of less than all of the Trustees, prompt notice of the taking of such action shall be furnished to each Trustee who did not execute such written consent, provided that the effectiveness of such action shall not be impaired by any delay or failure to furnish such notice.

Section 4.5 Trustee Powers. Subject to the provisions of this Declaration of Trust, the business of the Trust and each Series shall be managed by the Trustees, and the Trustees shall have all powers necessary or convenient to carry out that responsibility including the power to engage in securities transactions of all kinds on behalf of the Trust and any such Series. Without limiting the foregoing, the Trustees may: adopt By-Laws providing for the regulation and management of the affairs of the Trust and each Series and may amend and repeal such By-Laws; enlarge or reduce their number and fill vacancies caused by enlargement of their number or by the death, declination to serve, resignation, retirement, removal or incapacity of a Trustee; elect and remove, with or without cause, such officers and appoint and terminate such agents as they consider appropriate; appoint from their own number and establish and terminate one or

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more committees consisting of one or more Trustees which may exercise the powers and authority of the Board of Trustees to the extent that the Trustees determine, including a committee consisting of fewer than all of the Trustees then in office, which may act for and bind the Trustees and the Trust and any Series, with respect to the institution, prosecution, dismissal, settlement, review or investigation of any legal action, suit or proceeding, pending or threatened to be brought before any court, administrative agency or other adjudicatory body; employ one or more custodians of the assets of the Trust or any Series and authorize such custodians to employ subcustodians and to deposit all or any part of such assets in a system or systems for the central handling of securities or with a Federal Reserve Bank; retain a transfer or similar agent or a shareholder servicing agent, or both; provide for the issuance and distribution of Shares by a Series directly or through one or more Principal Underwriters, or both, or otherwise, including pursuant to one or more distribution plans of any kind; set record dates for the determination of Shareholders with respect to various matters; establish a registered office and have a registered agent in the State of Delaware; and declare and pay dividends and distributions to Shareholders.

The Trustees shall not in any way be bound or limited by current or future laws or customs applicable to investments by trustees, but shall have full power and authority to make any investments which they, in their sole discretion, deem proper to accomplish the purposes of the Trust. The Trustees may exercise all of their powers without recourse to any court or other authority. The Trustees have the power to construe and interpret this Declaration of Trust and to act upon any such construction or interpretation. Any construction or interpretation of this Declaration of Trust by the Trustees and any action taken pursuant thereto and any determination as to what is in the interests of the Trust and the Shareholders made by the Trustees in good faith shall, in each case, be conclusive and binding on all Shareholders and all other Persons for all purposes. In construing the provisions of this Declaration of Trust, the presumption shall be in favor of a grant of power to the Trustees. The Trustees in all instances shall act as principals, free of the control of the Shareholders. The Trustees shall have full power and authority to take or refrain from taking any action and to execute any contracts and instruments that they may consider necessary, proper or desirable in the management of the Trust and any Series. Unless otherwise expressly provided herein or required by applicable law including the 1940 Act, the Trustees may take any action or exercise any power without any vote or consent of the Shareholders.

Subject to any applicable limitation in this Declaration of Trust or the By-Laws, the Board of Trustees, on behalf of the Trust or any Series, shall have the power and authority without limitation:

(a)       To invest and reinvest cash, to hold cash uninvested, and to subscribe for, invest in, reinvest in, purchase or otherwise acquire, own, hold, pledge, mortgage, hypothecate, lease, sell, assign, transfer, exchange, distribute, write options on, lend or otherwise deal in, or dispose of any form of property, including foreign currencies and related instruments and contracts for the future acquisition or delivery of fixed income or other securities, and securities of every nature and kind, including all types of bonds, debentures, stocks, warrants, time notes, negotiable or non-negotiable instruments, obligations, evidences of indebtedness, certificates of deposit or indebtedness, commercial paper, repurchase agreements, reverse repurchase agreements, dollar rolls, convertible securities, forward contracts, options, futures contracts, swaps, other financial contracts or

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derivative instruments and securities issued by an investment company (whether registered under the 1940 Act or unregistered) or any series thereof, without regard to whether any such securities mature before or after the possible termination of the Trust or one or more of its Series, precious metals and other minerals (including, but not limited to, gold and silver bullion and bullion-type coins), contracts to purchase and sell, and in other interests of every nature and kind in, such precious metals or minerals, and cash (U.S. and foreign currencies) and related instruments, bankers’ acceptances, and other securities of any kind, issued, created, guaranteed, or sponsored by any and all Persons, including states, territories, and possessions of the United States and the District of Columbia and any political subdivision, agency, or instrumentality thereof, any foreign government or any political subdivision of the U.S. Government or any foreign government, or any international instrumentality, or by any bank or savings institution, or by any corporation or organization organized under the laws of the United States or of any state, territory, or possession thereof, or by any corporation or organization organized under any foreign law, or in “when issued” contracts for any such securities, to change the investments of the assets of the Trust; and to hold cash or other property uninvested, and to exercise any and all rights, powers, and privileges of ownership or interest in respect of any and all such investments of every kind and description, including the right to consent and otherwise act with respect thereto, with power to designate one or more Persons to exercise any of said rights, powers, and privileges in respect of any of said instruments;

(b)       To purchase, sell and hold currencies and enter into contracts for the future purchase or sale of currencies, including forward foreign currency exchange contracts;

(c)       To sell, exchange or otherwise dispose of, lend, pledge, mortgage, hypothecate, lease, or write options (including, options on futures contracts) with respect to or otherwise deal in any property rights relating to any or all of the assets of the Trust or any Series;

(d)       To sell securities or other financial instruments short;

(e)       To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property; and to execute and deliver proxies or powers of attorney to such Person or Persons as the Trustees shall deem proper, granting to such Person or Persons such power and discretion with relation to securities or property as the Trustees shall deem proper;

(f)       To exercise powers and right of subscription or otherwise which in any manner arise out of ownership of securities;

(g)       To hold any security or property in a form not indicating any trust, whether in bearer, book entry, unregistered or other negotiable form, or in its own name or in the name of a Trustee or in the name of a custodian or subcustodian or a nominee or nominees or otherwise;

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(h)       To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or issuer of any security which is held in the Trust or any Series; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer; and to pay calls or subscriptions with respect to any security held in the Trust or any Series;

(i)       To join with other security holders in acting through a committee, depository, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depository or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depository or trustee as the Trustees shall deem proper;

(j)       To compromise, arbitrate or otherwise adjust claims in favor of or against the Trust or any Series or any matter in controversy, including claims for taxes;

(k)       To enter into joint ventures, general or limited partnerships and any other combinations or associations;

(l)       To borrow funds or other property or otherwise obtain credit in the name of the Trust or Series exclusively for Trust (or such Series) purposes and in connection therewith issue notes or other evidence of indebtedness; and to mortgage, pledge or otherwise subject as security the Trust Property or assets held with respect to a Series or any part thereof to secure any or all of such indebtedness, including the lending of portfolio securities;

(m)       To endorse or guarantee the payment, or undertake the performance, of any notes or other contracts, engagements or obligations of any Person; to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof; and to mortgage and pledge the Trust Property or assets held with respect to a Series or any part thereof to secure any of or all of such obligations;

(n)       To purchase and pay for entirely out of Trust Property, or the assets belonging to any appropriate Series, such insurance as the Trustees may deem necessary or appropriate for the conduct of the business, including insurance policies insuring the assets of the Trust or assets belonging to any such Series, or payment of distributions and principal on its portfolio investments, and insurance policies insuring the Shareholders, Trustees, officers, employees, agents, investment advisors or Managers, Principal Underwriters, or independent contractors of the Trust or any Series, individually against all claims and liabilities of every nature arising by reason of holding Shares, holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such Person as Trustee, officer, employee, agent, investment advisor or Manager, Principal Underwriter, or independent contractor, including any action taken or omitted that may be determined to constitute negligence, whether or not the Trust or such Series would have the power to indemnify such Person against liability;

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(o)       To adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans and trusts, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust or any Series;

(p)       To operate as and carry out the business of an investment company registered under the 1940 Act, and exercise all the powers necessary or appropriate to the conduct of such operations;

(q)       To employ one or more banks, trust companies or companies that are members of a national securities exchange or such other entities as the Commission may permit as custodians of any assets of the Trust or any Series subject to any conditions set forth in this Declaration of Trust or in the By-Laws;

(r)       To establish separate and distinct Series with separately defined investment objectives and policies, distinct investment purposes and separate Shares representing beneficial interests in such Series, and to establish separate Classes of the Trust or any Series, all in accordance with the provisions of Article III;

(s)       To interpret the investment policies, practices or limitations of the Trust or any Series or Class;

(t)       To the fullest extent permitted by Section 3804 of the Delaware Act, to allocate assets and liabilities of the Trust to a particular Series, and liabilities to a particular Class, or to apportion the same between or among two (2) or more Series or Classes, as provided for in Article III;

(u)       To invest part or all of the Trust Property (or part or all of the assets of any Series), or to dispose of part or all of the Trust Property (or part or all of the assets of any Series) and invest the proceeds of such disposition, in securities issued by one or more other investment companies registered under the 1940 Act (including investment by means of transfer of part or all of the Trust Property (or part or all of the assets of any Series) in exchange for an interest or interests in such one or more investment companies) all without any requirement of approval by Shareholders unless required by the 1940 Act. Any such other investment company may (but need not) be a trust (formed under the laws of the State of Delaware or of any other state) which is classified as a partnership for federal income tax purposes;

(v)       To declare and make distributions of income and capital gains to Shareholders;

(w)       To provide for separate classes, groups or series of Trustees with respect to any Series or Class or any Trust Property having such relative rights, powers and duties as the Trustees may determine;

(x)       To issue, sell, repurchase, redeem, cancel, retire, acquire, hold, resell, reissue, transfer, dispose of and otherwise deal in Shares pursuant to applicable federal law; to establish terms and conditions including any fees or expenses regarding the issuance, sale, repurchase, redemption, cancellation, retirement, acquisition, holding, resale,

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reissuance, disposition of or dealing in Shares; and, subject to Articles III and VI, to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Shares any funds or property of the Trust or of any particular Series with respect to which such Shares are issued;

(y)       To enter into contracts of any kind and description and carry on any other business in connection with or incidental to any of the foregoing powers, to do everything necessary or desirable to accomplish any purpose or to further any of the foregoing powers, and to take every other action incidental to the foregoing business or purposes, objects or powers; and

(z)       Subject to the 1940 Act, to engage in any other lawful act or activity in which a statutory trust organized under the Delaware Act may engage.

The Trust shall not be limited to investing in obligations maturing before the possible termination of the Trust or one or more of its Series. The Trust shall not be required to obtain any court order to deal with any assets of the Trust or take any other action hereunder.

Section 4.6 Payment of Expenses by the Trust. The Trustees are authorized to pay or cause to be paid out of the principal or income of the Trust or any Series, or partly out of the principal and partly out of income, as they deem fair, all expenses, fees, charges, taxes and liabilities incurred or arising in connection with the Trust, or in connection with the management thereof, including the Trustees’ and officers’ compensation and such expenses and charges for the services of the Trust’s officers, employees, agents or independent contractors, investment advisor or Manager, Principal Underwriter, auditors, counsel, custodian, transfer agent, shareholder servicing agent, and such other agents or independent contractors and such other expenses and charges as the Trustees may, in their sole discretion, deem necessary or proper to incur, which expenses, fees, charges, taxes and liabilities shall be allocated in accordance with Section 3.6 hereof.

Section 4.7 Payment of Expenses by Shareholders. The Trustees shall have the power, as frequently as they may determine, to cause each Shareholder, or each Shareholder of any particular Series or Class, to pay directly, in advance or arrears, for charges of the Trust’s custodian or transfer, shareholder servicing or similar agent, an amount fixed from time to time by the Trustees, by setting off such charges due from such Shareholder from declared but unpaid dividends owed such Shareholder and/or by reducing the number of Shares in the account of such Shareholder by that number of full and/or fractional Shares which represents the outstanding amount of such charges due from such Shareholder.

Section 4.8 Small Accounts. The Trustees or their authorized agents may establish, from time to time, one or more minimum investment amounts for Shareholder accounts, which may differ within and among any Series or Class, and may impose account fees on (which may be satisfied by involuntarily redeeming the requisite number of Shares in any such account in the amount of such fee), and or require the involuntary redemption of Shares held in, those accounts the Net Asset Value of which for any reason falls below such established minimum investment amounts, or may authorize the Trust to convert any such Shares in such account to Shares of another Series or Class (whether of the same or a different Series, or take any other such action with respect to minimum investment amounts as may be deemed necessary or appropriate by the Trustees or their authorized agents, in each case upon such terms as shall be established by the Trustees or their authorized agents.

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Section 4.9 Ownership of Assets of the Trust. Title to all of the assets of the Trust shall at all times be considered as vested in the Trust, and title to the assets held with respect to each Series shall at all times be considered as vested in the Trust as nominee for such Series. Notwithstanding the foregoing, the Trustees shall have power to cause legal title to any Trust Property or assets belonging to a Series to be held by or in the name of one or more of the Trustees, or in the name of the Trust, or in the name of any other Person as nominee, on such terms as the Trustees may determine with the same effect as if such property were held in the name of the Trust. No creditor of any Trustee shall have any right to obtain possession, or otherwise exercise legal or equitable remedies with respect to, any Trust Property or assets belonging to a Series with respect to any claim against, or obligation of, such Trustee in its individual capacity and not related to the Trust or any Series or Class of the Trust. The right, title and interest of the Trustees in the Trust Property or assets belonging to a Series shall vest automatically in each Person who may hereafter become a Trustee. Upon the resignation, retirement, removal, declination to serve, incapacity, or death of a Trustee, he or she shall automatically cease to have any right, title or interest in any of the Trust Property or assets belonging to a Series, and the right, title and interest of such Trustee in the Trust Property or assets belonging to a Series shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered. No Shareholder shall be deemed to have a severable ownership in any individual asset of the Trust or any right of partition or possession thereof, but each Shareholder shall have a proportionate undivided beneficial interest in a Series of the Trust.

Section 4.10 Service Contracts.

(a)       The Trust may enter into contracts with one or more Persons, to act as investment advisor, investment sub-advisor, manager, investment manager, administrator, sub-administrator or other agent, and as such to perform such functions as the Trustees may deem reasonable and proper, including, without limitation, investment advisory, management, research, valuation of assets, clerical and administrative functions, under such terms and conditions, and for such compensation, as the Trustees may deem advisable. The Trustees may also authorize any advisor or sub-advisor to employ one or more sub-advisors from time to time and any administrator to employ one or more sub-administrators from time to time, upon such terms and conditions as shall be approved by the Trustees.

(b)       The Trust may enter into a contract or contracts with one or more Persons to act as underwriters, distributors or placement agents whereby the Trust may either agree to sell Shares of the Trust, any Series or any Class to the other party or parties to the contactor appoint such other party or parties its sales agent or agents for such Shares and with such other provisions as the Trustees may deem reasonable and proper, and the Trust may from time to time enter into transfer agency, sub-transfer agency and or shareholder servicing contract(s), in each case with such terms and conditions, and providing for such compensation, as the Trustees may deem advisable.

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All securities and cash of the Trust shall be held pursuant to a written contract or contracts with one or more custodians and subcustodians or shall otherwise be held in accordance with the 1940 Act, to the extent applicable.

(c)       Any contract of the character described in this Section 4.10 may be entered into with any Person, including the investment advisor, any investment sub-advisor, or principal underwriter or an affiliate of such investment advisor, sub-advisor or underwriter, although one or more of the Trustees, officers, or Shareholders of the Trust may be an officer, director, trustee, manager, shareholder, partner or member of such other party to the contract, or otherwise interested in such contract, and no such contract shall be invalidated or rendered voidable by reason of the existence of any such relationship, nor shall any Person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Trust or any applicable Series under or by reason of said contract or accountable for any profit realized directly or indirectly therefrom. The same Person may be a party to more than one contract entered into pursuant to this Section 4.10 and any individual may be financially interested or otherwise affiliated with Persons who are parties to any or all of the contracts mentioned in this Section 4.10.

(d)       The authority of the Trustees hereunder to authorize the Trust or any Series to enter into contracts or other agreements or arrangements shall include the authority of the Trustees to modify, amend, waive any provision of supplement, assign all or a portion of, novate, or terminate such contracts, agreements or arrangements. The enumeration of any specific contracts in this Section 4.10 shall in no way be deemed to limit the power and authority of the Trustees as otherwise set forth in this Declaration of Trust to authorize the Trust or any Series to employ, contract with or make payments to such Persons as the Trustees may deem desirable for the transaction of the business of the Trust and any Series.

(e)       The Trustees are further empowered, at any time and from time to time, to contract with any Person to provide such other services to the Trust or one or more of the Series, as the Trustees determine to be in the best interests of the Trust and the applicable Series.

(f)       Any Shareholder, Trustee or officer of the Trust may lend money to, borrow money from, act as a surety, guarantor or endorser for, guarantee or assume one or more obligations of, provide collateral for, and transact other business with the Trust or any Series and, subject to applicable law, has the same rights and obligations with respect to any such matter as a Person who is not a Shareholder, Trustee or officer of the Trust.

Section 4.11 Trustees and Officers as Shareholders. Any Trustee, officer or agent of the Trust may acquire, own and dispose of Shares to the same extent as if he were not a Trustee, officer or agent; and the Trustees may issue and sell and cause to be issued and sold Shares to, and redeem such Shares from, any such Person or any firm or company in which such Person is interested, subject only to the general limitations contained herein relating to the sale and redemption of such Shares.

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Section 4.12 Certain Transactions. Except as prohibited by the 1940 Act, the Trustees may, on behalf of the Trust or any Series, buy any securities from or sell any securities to, or lend any assets of the Trust to, any Trustee or officer of the Trust or any Series or any firm of which any such Trustee or officer is a member acting as principal, or have any such dealings with any investment advisor, administrator, principal underwriter or transfer agent for the Trust or with any interested person of such person. The Trust or any Series may employ any such person or entity of which such person is an interested person as broker, legal counsel, investment advisor, administrator, principal underwriter, transfer agent, dividend disbursing agent, custodian or in any other capacity upon customary terms.

Section 4.13 Litigation. The Trustees shall have full power and authority, in the name and on behalf of the Trust or any Series, to engage in and to prosecute, defend, compromise, settle, abandon, or adjust by arbitration or otherwise, any actions, suits, proceedings, disputes, claims and demands relating to the Trust or any Series or arising out of or relating to the Trustees’ service to the Trust or any Series, and out of the assets of the Trust or the related Series to pay or to satisfy any liabilities, losses, debts, claims or expenses (including without limitation attorneys’ fees) incurred in connection therewith, including those of litigation, and such power shall include without limitation the power of the Trustees or any committee thereof, to the maximum extent permitted by law, to dismiss or terminate any action, suit, proceeding, dispute, claim or demand, derivative or otherwise, brought by any party, including a Shareholder in its own name or in the name of the Trust or the related Series (including without limitation as discussed in Section 8.9 of this Declaration of Trust), whether or not the Trust or any Series or any of the Trustees may be named individually therein or the subject matter arises by reason of business for or on behalf of the Trust. To the maximum extent permitted by law, any exercise of the power described herein shall be final and binding on all parties (including Shareholders).

Section 4.14 No Implied Duties or Liabilities. Except to the extent required by mandatory provisions of applicable law, including the 1940 Act, no Trustee or officer of the Trust shall owe any fiduciary duties to the Trust or any Series or to any Shareholder or any other person, and nothing in this Declaration of Trust shall be deemed to create any fiduciary duty or other legal duty or obligation (a) on the part of the Trustees or officers to the Trust, any Series or Classes, the Shareholders, or any other person; or (b) on the part of the Trust or any Series to the Shareholders or any other person except the Trustees. To the extent that, at law (statutory or common) or in equity, a Trustee or officer of the Trust has duties (including fiduciary duties) and liabilities relating thereto to the Trust or any Series or Class, to the Shareholders or to any other person, a Trustee acting under this Declaration of Trust shall not be liable to the Trust, to the Shareholders or to any other person for his or her good faith reliance on the provisions of this Declaration of Trust. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust, and subject to the provisions of Article IX, shall not be liable for any act or omission in accordance with such advice or for failing to follow such advice. The provisions of this Declaration of Trust, to the extent that they restrict the duties and liabilities of the Trustees or officers of the Trust otherwise existing at law (statutory or common) or in equity, shall apply to the Shareholders and all other persons affected by this Declaration of Trust to replace such other duties and liabilities of such Trustees.

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Section 4.15 Determinations by Trustees. The Trustees may make any determinations they deem necessary with respect to the provisions of this Declaration of Trust, including the following matters: the amount of the assets, obligations, liabilities and expenses of the Trust or any Series or Class; the amount of the net income of the Trust or any Series or Class from dividends, capital gains, interest or other sources for any period and the amount of assets at any time legally available for the payment of dividends or distributions; which items are to be treated as income and which as capital; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges were created shall have been paid or discharged); the market value, or any other price to be applied in determining the market value, or the fair value, of any security or other asset owned or held by the Trust or any Series or Class; the number of Shares of the Trust or any Series or Class issued or issuable; and the Net Asset Value per Share.

Section 4.16 Delegation by Trustees. Subject only to any limitations required by applicable law, including the 1940 Act, by this Declaration of Trust or by the By-Laws, the Trustees may delegate any and all powers and authority hereunder as they consider desirable to any officer of the Trust, to any committee of the Board, any committee composed of Trustees and other persons and any committee composed only of persons other than Trustees and to any agent, independent contractor or employee of the Trust or to any custodian, administrator, transfer or shareholder servicing agent, Manager, investment advisor or sub-advisor, Principal Underwriter or other service provider, provided that such delegation of power or authority by the Trustees shall not cause any Trustee to cease to be a Trustee of the Trust or cause such person, officer, agent, employee, custodian, transfer or shareholder servicing agent, Manager, Principal Underwriter or other service provider to whom any power or authority has been delegated to be a Trustee of the Trust. The reference in this Declaration of Trust to the right of the Trustee to, or circumstances under which they may, delegate any power or authority, or the reference in this Declaration of Trust to the authorized agents of the Trustees or any other Person to whom any power or authority has been or may be delegated pursuant to any specific provision of this Declaration of Trust, shall not limit the authority of the Trustees to delegate any other power or authority under this Declaration of Trust to any Person, subject only to any limitations under applicable law including the 1940 Act.

Section 4.17 Chair of the Trustees. The Trustees may appoint one of their number to be Chair of the Board of Trustees and to perform such duties as the Trustees designate.

Article V

Shareholders’ Voting Powers and Meetings

Section 5.1 Voting Powers. The Shareholders shall have power to vote only: (i) for the election or removal of Trustees as and to the extent provided in Section 4.1; (ii) with respect to such additional matters relating to the Trust as may be required by federal law including the 1940 Act, or any registration of the Trust with the Commission (or any successor agency) or any state; and (iii) as the Trustees may otherwise consider necessary or desirable in their sole discretion.

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On any matter submitted to a vote of the Shareholders, each Shareholder shall be entitled to one vote for each dollar of Net Asset Value (number of Shares owned times Net Asset Value per share) as to any matter on which the Shareholder is entitled to vote, and each fractional dollar amount shall be entitled to a proportionate fractional vote. There shall be no cumulative voting in the election or removal of Trustees. Votes may be cast in person or by proxy or in any manner provided in the By-Laws, which may provide that a proxy may be given in writing or by electronic, telephonic or other alternative means, or in any other manner deemed acceptable by the Trustees. Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required or permitted by law, this Declaration of Trust or any By-Laws of the Trust to be taken by Shareholders.

Section 5.2 Meetings. The Trust shall not be required to hold annual meetings of Shareholders unless required by law. Special meetings of the Shareholders may be called by the Trustees for the purpose of acting on any matter requiring the vote or authority of Shareholders as herein provided, or on any other matter deemed by the Trustees to be necessary or desirable. Special meetings may be held at the principal office of the Trust or such other place as the Trustees may designate within or outside the state of Delaware. Shareholders shall be entitled to at least 15 days’ notice of any meeting.

Section 5.3 Quorum and Required Vote. Holders of Shares representing at least one-third (1/3) of the Net Asset Value (in dollars) of the Shares outstanding and entitled to vote in person or represented by proxy shall constitute a Quorum for the transaction of business at a Shareholders’ meeting, except as may otherwise be required by the 1940 Act, other applicable law, this Declaration of Trust or the By-Laws. Where any provision of applicable law or of this Declaration of Trust or the By-Laws permits or requires that holders of any Series or Class shall vote as a Series or Class, then holders of Shares representing at least one-third (1/3) of the Net Asset Value (in dollars) of the Shares of that Series or Class outstanding and entitled to vote shall be necessary to constitute a quorum for the transaction of business by that Series or Class, except as may otherwise be required by the 1940 Act, other applicable law, this Declaration of Trust or the By-Laws. Any lesser number shall be sufficient for adjournments. Any adjourned session or sessions may be held within a reasonable time after the date set for the original meeting, without the necessity of further notice, unless a new record date of the adjourned meeting is fixed or unless the adjournment is for more than one hundred eighty (180) days from the record date for the original meeting, in which case the Board shall set a new record date. If notice of any such adjourned meeting is required pursuant to the preceding sentence, it shall be given to each Shareholder of record entitled to vote at the adjourned meeting in accordance with this Declaration of Trust and the By-Laws. At any adjourned meeting, the Trust may transact any business that might have been transacted at the original meeting.

(a)       Except when a larger vote is required by the 1940 Act or other applicable law, any provision of this Declaration of Trust or the By-Laws, the vote required to approve a matter requiring a vote of the Shareholders shall be as set forth below:

(i)       a majority of the votes cast in person or by proxy shall decide any matters not otherwise provided for in this Declaration of Trust or the By-Laws;

(ii)       a plurality of all the votes cast at a meeting of the Shareholders at which a quorum is present shall elect a Trustee, except in the case of a contested election, in which case a majority of the Net Asset Value (in dollars) of the Shares issued and outstanding shall elect a Trustee; and

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(iii)       except as provided in Section 8.15, a Supermajority shall decide any proposal by a Shareholder.

(b)       Votes shall be cast in the aggregate, except when required by the 1940 Act or other applicable law, or when this Declaration of Trust or the By-Laws requires that votes be cast by individual Series or Class. Except when a larger vote is required by the 1940 Act or other applicable law, any provision of this Declaration of Trust or the By-Laws, when the holders of any Series or Class vote as a Series or Class, the vote required to approve a matter insofar as that Series or Class is concerned shall be as set forth below:

(i)       a majority of the votes of that Series or Class cast in person or by proxy shall decide any matters not otherwise provided for in this Declaration of Trust or the By-Laws; and

(ii)       except as provided in Section 8.15, a Supermajority of that Series or Class shall decide any proposal by a Shareholder.

As provided herein, Shareholders may act by written consent.

Section 5.4 Establishment of Record Dates. For purposes of determining the Shareholders entitled to notice of any meeting or to vote or entitled to give consent to action without a meeting, the Board of Trustees may fix in advance a record date which shall not be more than 120 days nor less than 10 days before the date of any such meeting. If the Board of Trustees does not so fix a record date:

(a) The record date for determining Shareholders entitled to notice of or to vote at a meeting of Shareholders shall be at the close of business on the business day before the notice is given or, if notice is waived, at the close of business on the business day which is five (5) business days before the day on which the meeting is held.

(b) The record date for determining Shareholders entitled to give consent to action in writing without a meeting, (i) when no prior action by the Board of Trustees has been taken, shall be the day on which the first written consent is given; or (ii) when prior action of the Board of Trustees has been taken, shall be at the close of business on the day on which the Board of Trustees adopts the resolution taking such prior action.

For the purpose of determining the Shareholders of any Series or class who are entitled to receive payment of any dividend or of any other distribution, the Board of Trustees may from time to time fix a date, which shall be before the date for the payment of such dividend or such other distribution, as the record date for determining the Shareholders of such Series or class having the right to receive such dividend or distribution. Nothing in this Section shall be construed as precluding the Board of Trustees from setting different record dates for different Series or classes.

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Section 5.5 Action by Written Consent. Any action that may be taken at any meeting of Shareholders may be taken without a meeting and without prior notice, if written or electronic consent to the action is filed with the records of the meetings of Shareholders, signed by the holders of Shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all Shares entitled to vote on that action were present and voted, and such action is submitted to Shareholders by the consent of the Board of Trustees. Such written Shareholder consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

Article VI

Net Asset Value, Distributions and Redemptions

Section 6.1 Determination of Net Asset Value, Income, and Distributions. Subject to applicable federal law including the 1940 Act and Section 3.6 hereof, the Trustees, in their sole discretion, may prescribe (and delegate to any officer of the Trust or any other Person or Persons the right and obligation to prescribe) such bases and time (including any methodology or plan) for determining the per Share or Net Asset Value of the Shares of the Trust or any Series or Class or net income attributable to the Shares of the Trust or any Series or Class, or the declaration and payment of dividends and distributions on the Shares of the Trust or any Series or Class and the method of determining the Shareholders to whom dividends and distributions are payable, as they may deem necessary or desirable. Without limiting the generality of the foregoing, but subject to applicable federal law including the 1940 Act, any dividend or distribution may be paid in cash and or securities or other property, and the composition of any such distribution shall be determined by the Trustees (or by any officer of the Trust or any other Person or Persons to whom such authority has been delegated by the Trustees) and may be different among Shareholders including differences among Shareholders of the same Series or Class.

Section 6.2 Redemptions and Repurchases.

(a)       From time to time, the Trust may redeem or repurchase its Shares, all upon such terms and conditions as may be determined by the Trustees and subject to any applicable provisions of the 1940 Act, as it may be amended from time to time, or any exemption therefrom or interpretation thereof. The Trust may require Shareholders to pay a withdrawal charge, a sales charge, or any other form of charge to the Trust, to the underwriter or to any other person designated by the Trustees upon redemption or repurchase of Shares in such amount as shall be determined from time to time by the Trustees. The Trust may also charge a redemption or repurchase fee, payable to the Trust, in such amount as may be determined from time to time by the Trustees. Payment for said Shares shall be made by the Trust to the Shareholder within seven (7) days of the repurchase pricing date (as defined in Rule 23c-3 under the 1940 Act) applicable to that repurchase offer or as otherwise permitted under the 1940 Act. The obligation set forth in this Section 6.2(a) is subject to the provision that in the event that any time the New York Stock Exchange (the “Exchange”) is closed, other than on weekends or holidays, or if

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permitted by the rules and regulations or an order of the Commission during periods when trading on the Exchange is restricted or during any emergency which makes it impracticable for the Trust to dispose of the investments of the Trust or any applicable Series or to determine fairly the value of the net assets held with respect to the Trust or such Series or during any other period permitted by order of the Commission for the protection of investors, such obligations may be suspended or postponed by the Board of Trustees. The Trustees may from time to time specify conditions, not inconsistent with the 1940 Act, as it may be amended from time to time, or any exemption therefrom or interpretation thereof, regarding the redemption or repurchase of Shares of the Trust or any Series or Class, which may include establishing a maximum amount of Shares that may be repurchased and prorating Shares tendered for repurchase if the repurchase is oversubscribed. The Trustees may declare a suspension of the right of repurchase or postpone the date of payment as permitted under the 1940 Act. Such suspension shall take effect at such time as the Trustees shall specify and thereafter there shall be no right of repurchase or payment until the Trustees shall declare the suspension at an end.

(b)       Subject to Section 6.2(a) hereof, Shares may be redeemed or repurchased at their Net Asset Value or at such other price as is not inconsistent with the 1940 Act, as it may be amended from time to time, or any exemption therefrom or interpretation thereof, which may be reduced by any sales charge, withdrawal charge, or any other form of charge authorized by the Trustees. Net asset value shall be determined as set forth in Section 6.1 hereof as of such time as the Trustees shall have theretofore prescribed by resolution. Subject to Section 6.2(a) hereof, any Preferred Shares may be redeemed or repurchased on such terms as are stipulated in the document or resolution of the Trustees establishing their terms. Payment for Shares redeemed or repurchased shall be made in cash or in property out of the assets of the Trust, or if applicable, the relevant Class or Series to the Shareholder of record at such time and in the manner, not inconsistent with the 1940 Act or other applicable laws.

(c)       Subject to applicable federal law including the 1940 Act, the redemption price may be paid, in any case or cases, wholly or partly in kind if the Trustees determine in their sole discretion that such payment is advisable in the interest of the remaining Shareholders of the Trust or any applicable Series for which the Shares are being redeemed, and the fair value, selection and quantity of securities or other property so paid or delivered as all or part of the redemption price may be determined by or under authority of the Trustees in their sole discretion. In no case shall the Trust be liable for any delay of any corporation or other Person in transferring securities selected for delivery as all or part of any payment in kind.

(d)       The Trustees may require any Shareholder or group of Shareholders (including some or all of the Shareholders of any Series or Class) to redeem Shares for any reason as determined by the Trustees, in their sole discretion, including: (i) the determination of the Trustees that direct or indirect ownership of Shares of the Trust or any Series has or may become concentrated in such Shareholder to an extent that would disqualify any Series or the Trust as a regulated investment company under the Internal Revenue Code of 1986, as amended (or any successor statute thereto); (ii) the failure to supply a tax identification number or other identifying information required to comply with

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applicable law or regulation; (iii) if the Share activity of the account or ownership of Shares by a particular Shareholder is deemed by the Trustees either to affect adversely the Trust or any Series or Class or not to be in the best interests of the remaining Shareholders of the Trust or any Series or Class; (iv) the failure of a Shareholder to pay when due the consideration for the purchase of Shares issued to him; or (v) if a Shareholder fails to meet or maintain the qualifications for ownership of Shares of a particular Series or Class. Any such redemption shall be effected at the redemption price and in the manner provided in this Article VI.

(e)       The Shareholders shall upon demand disclose to the Trustees in writing such information with respect to direct and indirect ownership of Shares as the Trustees deem necessary to comply with the provisions of the Internal Revenue Code of 1986, as amended (or any successor statute thereto), or to comply with the requirements of any other taxing authority or other applicable laws or regulations.

Article VII

Compensation and Limitation of Liability of Trustees

Section 7.1 Compensation. Any Trustee, whether or not he or she is a salaried officer or employee of the Trust, may be compensated for his or her services as Trustee or as a member of a committee of the Board or as chair of a committee by fixed periodic payments or by fees for attendance at meetings, by both or otherwise, and in addition may be reimbursed for transportation and other expenses, all in such manner and amounts as the Board of Trustees may from time to time determine. Nothing herein shall in any way prevent the employment of any Trustee for advisory, management, legal, accounting, investment banking or other services and payment for the same by the Trust.

Section 7.2 Limitation of Liability. No person who is or has been a Trustee or officer of the Trust shall be liable to the Trust, or a Series or a Shareholder for any action or failure to act or for any other reason except solely for his or her own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office of Trustee or officer, and shall not be liable for errors of judgment or mistakes of fact or law. Subject to the foregoing: (i) the Trustees shall not be responsible or liable in any event for any neglect or wrongdoing of any other person, including any officer, agent, employee, independent contractor or consultant, nor shall any Trustee be responsible for the act or omission of any other Trustee; (ii) the Trustees may rely upon advice of legal counsel or other experts and shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice; and (iii) the Trustees shall be entitled to rely upon the records of the Trust and upon information, opinions, reports or statements presented by another Trustee or any officer, employee or agent of the Trust, or by any other Person, as to matters reasonably believed to be within such Person’s professional or expert competence. The appointment, designation or identification of a Trustee as an expert on any topic or in any area (including an audit committee financial expert), or any other special appointment, designation or identification of a Trustee, shall not impose on that Trustee any standard of care or liability that is greater than that imposed on him as a Trustee in the absence of the appointment, designation or identification, and no Trustee who has special skills or expertise, or is appointed, designated or identified as aforesaid, shall be held to a higher standard of care by virtue thereof. The Trustees shall not be required to give any bond as such, nor any surety if a bond is obtained.

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All Persons extending credit to, contracting with or having any claim against the Trust or any Series shall look only to the assets of the Trust or any applicable Series that such Person extended credit to, contracted with or has a claim against, and neither the Trustees nor the Shareholders, nor any of the Trust’s officers, employees or agents, whether past, present or future, shall be personally liable therefor.

Every note, bond, contract, instrument, certificate or undertaking and every other act or thing whatsoever executed or done by or on behalf of the Trust or any Series or the Trustees or officers by any of them in connection with the Trust shall conclusively be deemed to have been executed or done only in or with respect to his or their capacity as Trustee or Trustees, and such Trustee or Trustees shall not be personally liable thereon. At the Trustees’ discretion, any note, bond, contract, instrument, certificate or undertaking or any Series made or issued by the Trustees or by any officer or officers may give notice that the Certificate of Trust is on file in the Office of the Delaware Secretary of State and that a limitation on liability of Series exists and such note, bond, contract, instrument, certificate or undertaking may, if the Trustees so determine, recite that the same was executed or made on behalf of the Trust by a Trustee or Trustees in such capacity and not individually or by an officer or officers in such capacity and not individually and that the obligations of such instrument are not binding upon any of them or the Shareholders individually but are binding only on the assets and property of the Trust or a Series thereof, and may contain such further recital as such Person or Persons may deem appropriate. The omission of any such notice or recital shall in no way operate to bind any Trustees, officers or Shareholders individually.

Section 7.3 Trustee’s Good Faith Action, Expert Advice, No Bond or Surety. The exercise in good faith by the Trustees of their powers and discretions hereunder shall be binding upon everyone interested. The Trustees may rely in good faith upon advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust and their duties as Trustees hereunder, and shall be under no liability for any act or omission in accordance with such advice; provided the Trustees shall be under no liability for failing to follow such advice. A Trustee shall be fully protected in relying in faith upon the records of the Trust and upon information, opinions, reports or statements presented by another Trustee or any officer, employee or other agent of the Trust, or by any other Person as to matters the Trustee reasonably believes are within such other Person’s professional or expert competence, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits or losses of the Trust or any Series or Class, or the value and amount of assets or reserves or contracts, agreements or other undertakings that would be sufficient to pay claims and obligations of the Trust or any Series or Class or to make reasonable provision to pay such claims and obligations, or any other facts pertinent to the existence and amount of assets from which distributions to Shareholders or creditors of the Trust might properly be paid. The appointment, designation or identification of a Trustee as chair of the Trustees, a member or chair of a committee of the Board, an expert on any topic or in any area (including an audit committee financial expert), or the lead independent Trustee, or any other special appointment, designation or identification of a Trustee, shall not impose on that person any standard of care or liability that is greater than that imposed on that person as a Trustee in the absence of the

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appointment, designation or identification, and no Trustee who has special skills or expertise, or is appointed, designated or identified as aforesaid, shall be held to a higher standard of care by virtue thereof. In addition, no appointment, designation or identification of a Trustee as aforesaid shall affect in any way that Trustee’s rights or entitlement to indemnification or advancement of expenses. The Trustees shall not be required to give any bond as such, nor any surety if a bond is obtained.

Section 7.4 Insurance. The Trustees shall be entitled and empowered to the fullest extent permitted by law to purchase with Trust assets insurance for liability and for all expenses reasonably incurred or paid or expected to be paid by a Trustee, officer, employee or agent of the Trust in connection with any claim, action, suit or proceeding in which he or she becomes involved by virtue of his or her capacity or former capacity with the Trust.

Section 7.5 Indemnification.

(a)       Subject to the exceptions and limitations contained in subsection (b) below:

(i)       every person who is, or has been, a Trustee or an officer or employee of the Trust or is or was serving at the request of the Trust as a trustee, director, officer, employee or agent of another organization in which the Trust has any interest as a shareholder, creditor or otherwise (“Covered Person”) shall be indemnified by the Trust and each Series to the fullest extent permitted by law, including the 1940 Act and the rules and regulations thereunder as amended from time to time and interpretations thereunder, against liability and against all expenses reasonably incurred or paid by him or her in connection with any claim, action, suit or proceeding in which he or she becomes involved as a party or otherwise by virtue of his or her being or having been a Covered Person and against amounts paid or incurred by him or her in the settlement thereof.

(ii)       Subject to the provisions of this Section 7.5, each Covered Person shall, in the performance of his or her duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the records, books and accounts of the Trust or, as applicable, any Series, upon an opinion or other advice of legal counsel, or upon reports made or advice given to the Trust or, as applicable, any Series, by any Trustee or any of its officers, employees, or a service provider selected with reasonable care by the Trustees or officers of the Trust, regardless of whether the person rendering such report or advice may also be a Trustee, officer or employee of the Trust or, as applicable, any Series.

(iii)       as used herein, the words “claim,” “action,” “suit” or “proceeding” shall apply to all claims, actions, suits or proceedings (civil, criminal, investigative or other, including appeals), actual or threatened, and the words “liability” and “expenses” shall include, without limitation, attorney’s fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities whatsoever.

(b)       To the extent required under the 1940 Act and the rules and regulations thereunder as amended from time to time and interpretations thereunder, but only to such extent, no indemnification shall be provided hereunder to a Covered Person;

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(i)       who shall have been adjudicated by a court or body before which the proceeding was brought to be liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office; or

(ii)       in the event of a settlement, unless there has been a determination that such Covered Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office: (A) by the court or other body approving the settlement; (B) by at least a majority of those Trustees who are neither Interested Persons of the Trust nor are parties to the matter based upon a review of readily available facts (as opposed to a full trial-type inquiry); or (C) by written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry).

(c)       The rights of indemnification herein provided may be insured against by policies maintained by the Trust, shall be severable, shall not be exclusive of or affect any other rights to which any Covered Person may now or hereafter be entitled, shall continue as to a person who has ceased to be such Covered Person and shall inure to the benefit of the heirs, executors and administrators of a Covered Person.

(d)       To the extent that any determination is required to be made as to whether a Covered Person engaged in conduct for which indemnification is not provided as described herein, or as to whether there is reason to believe that a Covered Person ultimately will be found entitled to indemnification, the Person or Persons making the determination shall afford the Covered Person a rebuttable presumption that the Covered Person has not engaged in such conduct and that there is reason to believe that the Covered Person ultimately will be found entitled to indemnification.

(e)       To the maximum extent permitted by applicable law, including Section 17(h) of the 1940 Act and the rules and regulations thereunder as amended from time to time and interpretations thereunder, expenses in connection with the preparation and presentation of a defense to any claim, action, suit or proceeding of the character described in subsection (a) of this Section 7.5, shall be paid by the Trust or the applicable Series from time to time prior to final disposition thereof upon receipt of an undertaking by or on behalf of such Covered Person that such amount will be paid over by him or her to the Trust or a Series, as applicable, if it is ultimately determined that he or she is not entitled to indemnification under this Section; provided, however, that any such advancement will be made in accordance with any conditions required by the Commission. The advancement of any expenses pursuant to this Section 7.5(e) shall under no circumstances be considered a “loan” under the Sarbanes-Oxley Act of 2002, as amended from time to time, or for any other reason.

(f)       Any repeal or modification of this Article VII or adoption or modification of any other provision of this Declaration of Trust inconsistent with this Article shall be prospective only to the extent that such repeal or modification would, if applied retrospectively, adversely affect any limitation on the liability of any Covered Person or indemnification or right to advancement of expenses available to any Covered Person with respect to any act or omission that occurred prior to such repeal, modification or adoption.

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(g)       Notwithstanding any other provision in this Declaration of Trust to the contrary, any liability and/or expense against which any Covered Person is indemnified under this Section 7.5 and any advancement of expenses that any Covered Person is entitled to be paid under Section 7.5(e) shall be deemed to be joint and several obligations of the Trust and each Series, and the assets of the Trust and each Series shall be subject to the claims of any Covered Person therefor under this Article VII; provided that (a) any such liability, expense or obligation may be allocated and charged by the Trustees between or among the Trust and/or any one or more Series (and Classes) in such manner as the Trustees in their sole discretion deem fair and equitable; and (b) the Trustees may determine that any such liability, expense or obligation should not be allocated to one or more Series (and Classes), and such Series or Classes shall not be liable therefor as provided under Section 3.6(a) and (b).

Section 7.6 Further Indemnification. Nothing contained herein shall affect any rights to indemnification to which any Covered Person or other Person may be entitled by contract or otherwise under law or prevent the Trust from entering into any contract to provide indemnification to any Covered Person or other Person. Without limiting the foregoing, the Trust may, in connection with any transaction permitted by this Declaration of Trust, including the acquisition of assets subject to liabilities or a merger or consolidation pursuant to Section 8.3 hereof, assume the obligation to indemnify any Person including a Covered Person or otherwise contract to provide such indemnification, and such indemnification shall not be subject to the terms of this Article VII unless otherwise required under applicable law.

Section 7.7 Indemnification of Shareholders. If any Shareholder or former Shareholder of any Series is held personally liable solely by reason of his or her being or having been a Shareholder and not because of his or her acts or omissions or for some other reason, the Shareholder or former Shareholder (or his or her heirs, executors, administrators or other legal representatives or, in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the assets belonging to the applicable Series to be held harmless from and indemnified against all loss and expense arising from such liability. The Trust, upon request by such Shareholder or former Shareholder, shall assume the defense of any claim against him or her for any act or obligation of the Trust or applicable Series.

Article VIII

Miscellaneous

Section 8.1 Liability of Third Persons Dealing with Trustees. No Person dealing with the Trustees shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Trustees or to see to the application of any payments made or property transferred to the Trust or any Series upon its order.

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Section 8.2 Termination of the Trust or Any Series or Class.

(a)       Unless terminated as provided herein, the Trust and each Series shall continue without limitation of time. The Trust or any Series may be dissolved and any Class may be terminated at any time by the Trustees without Shareholder approval or consent by written notice to the Shareholders or, in the case of the dissolution of any Series or termination of any Class to the Shareholders of such Series or Class. Any action to dissolve the Trust shall be deemed to also be an action to dissolve each Series, and to terminate each Class.

(b)       In accordance with Section 3808 of the Delaware Act, upon the requisite action by the Trustees to dissolve the Trust or any one or more Series of Shares after paying or otherwise providing for all charges, taxes, expenses and liabilities, whether due or accrued or anticipated, of the Trust or of the applicable Series as may be determined by the Trustees, the Trust shall in accordance with such procedures as the Trustees consider appropriate reduce the remaining assets of the Trust or of the affected Series to distributable form in cash or Shares (if any Series remain) or other securities, or any combination thereof, and distribute the proceeds to the Shareholders of the Trust or any applicable Series, ratably according to the number of Shares of the Trust or such Series held by the several Shareholders of the Trust or such Series on the date of distribution. Thereupon, the Trust and/or any affected Series shall terminate and the Trustees and the Trust shall be discharged of any and all further liabilities and duties relating thereto or arising therefrom, and the right, title and interest of all parties with respect to the Trust and/or such Series shall be canceled and discharged. Upon the requisite action by the Trustees to terminate any Class, the Trustees may, to the extent they deem it appropriate, follow the procedures set forth in this Section 8.2(b) that are specified in connection with the dissolution and winding up of the Trust or any Series. Alternatively, in connection with the dissolution of any Series or termination of any Class, the Trustees may treat such dissolution or termination as a redemption of the Shareholders of such Series or Class effected pursuant to Section 6.2(d) of this Declaration of Trust provided that the costs relating to the dissolution of such Series or termination of such Class shall be included in the determination of the Net Asset Value of the Shares of such Series or Class for purposes of determining the redemption price to be paid to the Shareholders of such Series or Class (to the extent not otherwise included in such determination). In connection with the dissolution and liquidation of the Trust or any Series or the termination of any Class, the Trustees may provide for the establishment of a liquidating trust or similar vehicle.

(c)       Upon dissolution of the Trust, following completion of winding up of the Trust’s business and affairs, the Trustees shall cause a certificate of cancellation of the Trust’s Certificate of Trust to be filed in accordance with the Delaware Act, which certificate of cancellation may be signed by any one Trustee. Upon the filing of such certificate of cancellation, the Trust shall terminate, the Trustees shall be discharged of any and all further liabilities and duties relating thereto or arising therefrom, and the right, title and interest of all parties with respect to the Trust shall be canceled and discharged.

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Section 8.3 Reorganization and Master/Feeder.

(a)       Notwithstanding anything else herein, the Trustees may, in their sole discretion and without Shareholder approval unless such approval is required by the 1940 Act: (i) cause the Trust to convert or merge, reorganize or consolidate with or into one or more trusts, partnerships, limited liability companies, associations, corporations or other business entities (or a series of any of the foregoing to the extent permitted by law) (including trusts, partnerships, limited liability companies, associations, corporations or other business entities created by the Trustees to accomplish such conversion, merger, reorganization or consolidation), and that, in the case of any trust, partnership, limited liability company, association, corporation or other business entity created by the Trustees to accomplish such conversion, merger, reorganization or consolidation, may (but need not) succeed to or assume the Trust’s registration under the 1940 Act and that, in any case, is formed, organized or existing under the laws of the United States or of a state, commonwealth, possession or colony of the United States; (ii) cause the Shares to be exchanged under or pursuant to any state or federal statute to the extent permitted by law; (iii) cause the Trust to incorporate under the laws of a state, commonwealth, possession or colony of the United States; (iv) sell or convey all or substantially all of the assets of the Trust or any Series or Class to another Series or Class of the Trust or to another trust, partnership, limited liability company, association, corporation or other business entity (or a series of any of the foregoing to the extent permitted by law) (including a trust, partnership, limited liability company, association, corporation or other business entity created by the Trustees to accomplish such sale and conveyance), organized under the laws of the United States or of any state, commonwealth, possession or colony of the United States, and, in the case of any trust, partnership, limited liability company, association, corporation or other business entity created by the Trustees to accomplish such sale and conveyance, may (but need not) succeed to or assume the Trust’s registration under the 1940 Act, for adequate consideration as determined by the Trustees that may include the assumption of all outstanding obligations, taxes and other liabilities, accrued or contingent of the Trust or any affected Series or Class, and that may include Shares of such other Series or Class of the Trust or shares of beneficial interest, stock or other ownership interest of such trust, partnership, limited liability company, association, corporation or other business entity or series thereof); or (v) at any time sell or convert into money all or any part of the assets of the Trust or any Series or Class. Any certificate of merger, certificate of conversion or other applicable certificate may be signed by any one (1) Trustee and facsimile signatures conveyed by electronic or other means shall be valid.

(b)       Pursuant to and in accordance with the provisions of Section 3815(f) of the Delaware Act, and notwithstanding anything to the contrary contained in this Declaration of Trust, an agreement of merger or consolidation approved by the Trustees in accordance with this Section 8.3 may effect any amendment to this Declaration of Trust or effect the adoption of a new governing instrument of the Trust if the Trust is the surviving or resulting entity in the merger or consolidation.

(c)       Notwithstanding anything else herein, the Trustees may, in their sole discretion and without Shareholder approval unless such approval is required by the 1940 Act, invest all or a portion of the Trust Property or the assets belonging to any Series, or dispose of all or a portion of the Trust Property or the assets belonging to any Series, and invest the proceeds of such disposition in interests issued by one or more other investment companies registered under the 1940 Act. Any such other investment company may (but need not) be a trust (formed under the laws of the State of Delaware or any other state or

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jurisdiction) (or subtrust thereof) which is classified as a partnership for federal income tax purposes. Notwithstanding anything else herein, the Trustees may, without Shareholder approval unless such approval is required by the 1940 Act, cause the Trust or any Series that is organized in the master/feeder find structure to withdraw or redeem its Trust Property from the master fund and cause the Trust or such Series to invest its Trust Property directly in securities and other financial instruments or in another master fund.

Section 8.4 Amendments. This Declaration of Trust may be amended or otherwise supplemented at any time by (i) an instrument in writing signed by a majority of the Trustees then holding office or (ii) adoption by a majority of the Trustees then holding office of a resolution specifying such amendment. Any amendment to this Declaration of Trust shall be effective immediately upon execution of such instrument or adoption of such resolution (or upon such future date as stated therein). No vote or consent of any Shareholder shall be required for any amendment to this Declaration of Trust except (i) as determined by the Trustees in their sole discretion or (ii) as required by federal law including the 1940 Act, but only to the extent so required. The Certificate of Trust of the Trust may be restated and/or amended by any Trustee as necessary or desirable to reflect any change in the information set forth therein, and any such restatement and/or amendment shall be effective immediately upon filing with the Office of the Secretary of the State of Delaware or upon such future date as may be stated therein. Notwithstanding anything else herein, no amendment hereof shall limit the rights to insurance provided by Article VII of this Declaration of Trust with respect to any acts or omissions of Persons covered thereby prior to such amendment nor shall any such amendment limit the rights to indemnification and advancement referenced in Article VII of this Declaration of Trust with respect to any actions or omissions of Persons covered thereby prior to such amendment.

Section 8.5 Filing of Copies, References, Headings, Rules of Construction. The original or a copy of this Declaration of Trust shall be kept at the office of the Trust where it may be inspected by any Shareholder. Anyone dealing with the Trust or a Series may rely on a certificate by an officer of the Trust as to any matters in connection with the Trust hereunder; and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust to be a copy of this Declaration of Trust. Except as required by applicable law, no other documents, statements or information, such as the Trust’s registration statement, as amended from time to time, modify the provisions of this Declaration of Trust and shall not give rise to any rights or duties hereunder. To the maximum extent permitted by law, the Trust’s public filings, including its registration statement, as amended from time to time, shall not give rise to any contractual or other types of rights or duties, but such documents may expressly describe any rights or duties.

In this Declaration of Trust, references to this Declaration of Trust, and all expressions such as “herein”, “hereof” and “hereunder”, shall be deemed to refer to this Declaration of Trust as a whole and not to any particular article or section unless the context requires otherwise. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this Declaration of Trust.

Whenever the singular number is used herein, the same shall include the plural; and the neuter, masculine and feminine genders shall include each other, as applicable. This Declaration of Trust and any document, consent or instrument referenced in or contemplated by this Declaration of Trust or the By-Laws may be executed in any number of counterparts, each of which shall be

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deemed an original but all of which together will constitute one and the same instrument. To the extent permitted by the 1940 Act, (i) any document, consent, instrument or notice referenced in or contemplated by this Declaration of Trust or the By-Laws that is to be executed by one or more Trustees may be executed by means of original, facsimile or electronic signature and (ii) any document, consent, instrument or notice referenced in or contemplated by this Declaration of Trust or the By-Laws that is to be delivered by one or more Trustees may be delivered by facsimile or electronic means (including e-mail) unless, in the case of either clause (i) or (ii), otherwise determined by the Trustees or required by applicable law. The terms “include,” “includes” and “including” and any comparable terms shall be deemed to mean “including, without limitation.” Any reference to any statute, law, code, rule or regulation shall be deemed to refer to such statute, law, code, rule or regulation as amended or restated from time to time and any successor thereto. The term “person” whenever used herein shall have the meaning given it in Section 1.2.

Section 8.6 Applicable Law.

(a)       The Trust was created and is continued under, and this Declaration of Trust is to be governed by, and construed and enforced in accordance with, the laws of the State of Delaware. The Trust was created as and shall continue to be a Delaware statutory trust pursuant to the Delaware Act, and without limiting the provisions hereof, the Trust specifically reserves the right to exercise any of the powers or privileges afforded to statutory trusts or actions that may be engaged in by statutory trusts under the Delaware Act, and the absence of a specific reference herein to any such power, privilege or action shall not imply that the Trust may not exercise such power or privilege or take such actions.

(b)       Notwithstanding paragraph (a) of this Section 8.6, there shall not be applicable to the Trust, the Trustees or this Declaration of Trust, the provisions of Section 3540 of Title 12 of the Delaware Code or any provisions of the laws (statutory or common) of the State of Delaware (other than the Delaware Act) pertaining to trusts that relate to or regulate: (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges; (ii) affirmative requirements to post bonds for trustees, officers, agents or employees of a trust; (iii) the necessity for obtaining a court or other governmental approval concerning the acquisition, holding or disposition of real or personal property; (iv) fees or other sums applicable to trustees, officers, agents or employees of a trust; (v) the allocation of receipts and expenditures to income or principal; (vi) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding of trust assets; (vii) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers of trustees that are inconsistent with the limitations or liabilities or authorities and powers of the Trustees set forth or referenced in this Declaration of Trust; (viii) the requirement that a trust have an identified beneficiary at the time of formation; or (ix) the requirement that a trust have corpus at the time of formation. The Trust shall be of the type commonly called a Delaware statutory trust, and, without limiting the provisions hereof, the Trust and the Series may exercise all powers that are ordinarily exercised by such a trust under Delaware law. The Trust and the Series may exercise all powers that are ordinarily exercised by such a trust under Delaware law. The Trust and the Series specifically reserve the right to exercise any of the powers or

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privileges afforded to trusts or actions that may be engaged in by trusts under the Delaware Act, and the absence of a specific reference herein to any such power, privilege or action shall not imply that the Trust or a Series may not exercise such power or privilege or take such actions.

Section 8.7 Provisions in Conflict with Law or Regulations.

(a)       The provisions of the Declaration of Trust are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provision is in conflict with the 1940 Act, the regulated investment company provisions of the Internal Revenue Code of 1986, as amended (or any successor statute thereto), and the regulations thereunder, the Delaware Act or with other applicable federal laws and regulations, the conflicting provision shall be deemed never to have constituted a part of the Declaration of Trust, provided, however, that such determination shall not affect any of the remaining provisions of the Declaration of Trust or render invalid or improper any action taken or omitted prior to such determination.

(b)       If any provision of the Declaration of Trust shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of the Declaration of Trust in any jurisdiction.

Section 8.8 Statutory Trust Only. It is the intention of the Trustees that the Trust continue as a statutory trust pursuant to the Delaware Act. It is not the intention of the Trustees to have created a general partnership, limited partnership, joint stock association, corporation, bailment, or any form of legal relationship other than a statutory trust pursuant to the Delaware Act. Nothing in this Declaration of Trust shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association.

Section 8.9 Derivative Actions. In addition to the requirements set forth in Section 3816 of the Delaware Act, and to the maximum extent permitted by law, a Shareholder or group of Shareholders shall have the right to bring or maintain any court action, proceeding or claim on behalf of the Trust or any Series only if the following conditions, and any others provided herein or in the By-Laws, are met:

(a)       The Shareholder or Shareholders must make a pre-suit demand upon the Trustees to bring the subject action unless an effort to cause the Trustees to bring such an action is not likely to succeed and irreparable nonmonetary injury to the Trust or Series or Class that the plaintiff could not reasonably have prevented would otherwise result. For purposes of this Section 8.9(a), a demand on the Trustees shall only be deemed not likely to succeed if a majority of the Board of Trustees, or a majority of any committee established to consider the merits of such action, is composed of Trustees who are not “independent trustees” (as that term is defined in the Delaware Act). Such demand shall be executed by or on behalf of no fewer than three complaining Shareholders, each of which shall be unaffiliated and unrelated (by blood or marriage) to any other complaining Shareholder executing such demand. Such demand shall contain a detailed description of the action or failure to act complained of, the facts upon which such allegation is made and the reasonably estimated damages or other relief sought.

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(b)       Unless a demand is not required under paragraph (a) of this Section 8.9, Shareholders eligible to bring such derivative action under the Delaware Act who collectively hold Shares representing twenty-five percent (25%) or more of the total combined Net Asset Value of all Shares issued and outstanding or of the Series or Classes to which such action relates if it does not relate to all Series and Classes, shall join in the request for the Trustees to commence such action.

(c)       Unless a demand is not required under paragraph (a) of this Section 8.9, the Trustees must be afforded a reasonable amount of time, which may be up to three hundred (300) calendar days, to consider such Shareholder request and to investigate the basis of such claim. The Board of Trustees, or a committee designated or established by the Board of Trustees to consider the merits of the demand, shall be entitled to retain counsel or other advisors in considering the merits of the request and may require an undertaking by the Shareholders making such request to reimburse the Trust for the expense of any such advisors in the event that the Trustees determine not to bring such action.

(d)       For purposes of this Section 8.9, the Board of Trustees may designate a committee of one Trustee to consider a Shareholder demand if necessary to create a committee with a majority of Trustees who are “independent trustees” (as that term is defined in the Delaware Act). That Trustee shall be entitled to retain counsel or other advisors in considering the merits of the request and may require an undertaking by the Shareholders making such request to reimburse the Trust for the expense of any such advisors in the event that the Trustee determines not to bring such action.

(e)       If the demand has been properly made pursuant to this Section 8.9, and a majority of the Trustees, including a majority of the independent Trustees, or, if a committee has been appointed, a majority of the members of such committee, have considered the merits of the claim and have determined that maintaining a suit would not be in the best interests of the Trust or the affected Series, as applicable, the demand shall be rejected, which decision shall be final and binding upon the Shareholders and judicially unreviewable, and the complaining Shareholders shall not be permitted to maintain a derivative action unless they first sustain the burden of proof to the court that the decision of the Trustees, or committee thereof, not to pursue the requested action was inconsistent with the standard required of the Trustees or committee thereof under applicable law. Reasonable expenses, including reasonable attorney’s fees, may be assessed against a Shareholder who brings a derivative action and does not obtain a judgment on the merits that substantially achieves, in substance and amount, the full remedy sought.

(f)       No Shareholder may bring a direct action claiming injury as a Shareholder of the Trust, or any Series or Class thereof, where the matters alleged (if true) would give rise to a claim by the Trust or by the Trust on behalf of a Series or Class, unless the Shareholder has suffered an injury distinct from that suffered by Shareholders of the Trust, or the Series or Class, generally. A Shareholder bringing a direct claim must be a Shareholder of the Series or Class against which the direct action is brought at the time of the injury complained of, or have acquired the Shares afterwards by operation of law from a person who was a Shareholder at that time.

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(g)       Each Shareholder acknowledges and agrees that any alleged injury to Trust Property or assets belonging to a Series, as the case may be, any diminution in the value of the Shareholder’s Shares, or any other claim arising out of or relating to an allegation regarding the actions, inaction, or omissions of or by the Trustees, the Trust’s officers, or a service provider is a legal claim belonging only to the Trust and not to the Shareholders individually. Accordingly, all Shareholders agree to bring any and all such claims pursuant only to the provisions of this Section 8.9.

Section 8.10 Inspection of Records and Reports. Every Trustee shall have the right at any reasonable time to inspect all books, records, and documents of every kind and the physical properties of the Trust. This inspection by a Trustee may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents. No Shareholder shall have any right to inspect any account or book or document of the Trust, except as conferred by law, by this Declaration of Trust, by the By-Laws, or otherwise by the Trustees. The books and records of the Trust may be kept at such place or places as the Board of Trustees may from time to time determine, except as otherwise required by law.

Section 8.11 Fiscal Year. The fiscal year of each Series of the Trust shall end on a specified date as determined by the Trustees; provided, however, that the Trustees may, without Shareholder approval, change the fiscal year of the Trust.

Section 8.12 Use of the Words “American Beacon”. American Beacon Advisors, Inc. has consented to the use by the Trust of the identifying words "American Beacon Sound Point Enhanced Income Fund." Such consent is conditioned upon the employment of American Beacon Advisors, Inc., its successors or its Affiliated Persons as investment advisor or manager of the Trust. As between the Trust and itself, American Beacon Advisors, Inc. controls the use of the name of the Trust insofar as such name contains the identifying words "American Beacon Sound Point Enhanced Income Fund." American Beacon Advisors, Inc. may from time to time use the identifying words "American Beacon Sound Point Enhanced Income Fund" in other connections and for other purposes, including, without limitation, in the names of other corporations or businesses which it may manage, advise, sponsor or own, or in which it may have a financial interest. American Beacon Advisors, Inc. may require the Trust to cease using the identifying words "American Beacon Sound Point Enhanced Income Fund" in the name of the Trust, if the Trust ceases to employ American Beacon Advisors, Inc. or another subsidiary or affiliate of American Beacon Advisors, Inc. as investment advisor or manager.

Section 8.13 Jurisdiction and Waiver of Jury Trial. In accordance with Section 3804(e) of the Delaware Act, any suit, action or proceeding brought by or in the right of any Shareholder or any person claiming any interest in any Shares against the Trust, any Series or Class, the Trustees or officers of the Trust, shall be brought exclusively in the Court of Chancery of the State of Delaware to the extent there is subject matter jurisdiction in such court for the claims asserted or, if not, then in the Superior Court of the State of Delaware, and all Shareholders and other such Persons hereby irrevocably consent to the jurisdiction of such courts (and the appropriate appellate courts, therefrom) in any such suit, action or proceeding and irrevocably

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waive, to the fullest extent permitted by law, any objection they may make now or hereafter have to the laying of the venue of any such suit, action or proceeding in such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum and further, IN CONNECTION WITH ANY SUCH SUIT, ACTION, OR PROCEEDING BROUGHT IN THE SUPERIOR COURT IN THE STATE OF DELAWARE, ALL SHAREHOLDERS AND ALL OTHER SUCH PERSONS HEREBY IRREVOCABLY WAIVE THE RIGHT TO A TRIAL BY JURY TO THE FULLEST EXTENT PERMITTED BY LAW. All Shareholders and other such Persons agree that service of summons, complaint or other process in connection with any proceedings may be made by registered or certified mail or by overnight courier addressed to such Person at the address shown on the books and records of the Trust for such Person or at the address of the Person shown on the books and records of the Trust with respect to the Shares that such Person claims an interest in. Service of process in any such suit, action or proceeding against the Trust or any Trustee or officer of the Trust may be made at the address of the Trust’s registered agent in the State of Delaware. Any service so made shall be effective as if personally made in the State of Delaware.

Section 8.14 Conversion. Notwithstanding any other provisions of this Declaration of Trust or the By-Laws of the Trust, a favorable vote of the holders of Shares representing not less than seventy-five percent (75%) of the Net Asset Value (in dollars) of the Shares of the Trust, each affected Class or Series outstanding, voting as separate Classes or Series, shall be required to approve, adopt or authorize an amendment to this Declaration of Trust that makes the Shares a “redeemable security” as that term is defined in the 1940 Act, unless such amendment has been approved by a majority of the Trustees then in office, in which case approval by a Majority Shareholder Vote shall be required. Upon the adoption of a proposal to convert the Trust from a “closed-end company” to an “open-end company” as those terms are defined by the 1940 Act and the necessary amendments to this Declaration of Trust to permit such a conversion of the Trust’s outstanding Shares entitled to vote, the Trust shall, upon complying with any requirements of the 1940 Act and state law, become an “open-end” investment company. Such affirmative vote or consent shall be in addition to the vote or consent of the holders of the Shares otherwise required by law, or any agreement between the Trust and any national securities exchange.

Section 8.15 Other Actions.

(a)       Notwithstanding any other provisions of this Declaration of Trust or the By-Laws and subject to the exceptions provided in paragraph (d) of this Section 8.15, a favorable vote of the holders of Shares representing not less than seventy-five percent (75%) of the Net Asset Value (in dollars) of the Shares of the Trust, or each affected Class or Series outstanding, voting as separate Classes or Series, as applicable, shall be required to approve, adopt or authorize the types of transactions described in paragraph (c) of this Section 8.15 unless such approval, adoption or authorization has been approved by a Supermajority of the Trustees. Such affirmative vote or consent shall be in addition to the vote or consent of the holders of the Shares otherwise required by law, or any agreement between the Trust and any national securities exchange. The Board of Trustees shall have the power to allow, to the extent not otherwise addressed by other provisions of this Declaration of Trust or by applicable law, a lesser vote to approve, adopt or authorize the types of transactions described in paragraph (c) of this Section by vote of a Supermajority of the Trustees, including a Supermajority of the independent Trustees.

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(b)       The term “Principal Shareholder” as used in this Section 8.15 shall mean any corporation, person or other entity which is the beneficial owner, directly or indirectly, of more than five percent (5%) of the outstanding Shares of the Trust or a Class or Series thereof and shall include any affiliate or associate, as such terms are defined in clause (2) below, of a Principal Shareholder. For the purposes of this Section 8.15, in addition to the Shares of the Trust or a Series or Class which a corporation, person or other entity beneficially owns directly: (i) any corporation, person or other entity shall be deemed to be the beneficial owner of any Shares (1) which it has the right to acquire pursuant to any agreement or upon exercise of the conversion rights or warrants, or otherwise (but excluding share options granted by the Trust); or (2) which are beneficially owned, directly or indirectly (including Shares deemed owned through application of clause (1) above), by any other corporation, person or entity with which it or its “affiliate” or “associate” (as defined below) had any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of Shares, or which it or its “affiliate” or “associate” as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect on the date this Declaration of Trust is executed; and (ii) the outstanding Shares shall include Shares deemed owned through application of clauses (1) and (2) above but shall not include any other Shares which may be issuable pursuant to any agreement, or upon exercise of conversion rights or warrants, or otherwise.

(c)       This Section 8.15 shall apply to the following transactions:

(i)       The termination, merger, reorganization or consolidation, or liquidation of the Trust or any Series or Class thereof not initially proposed by the Board of Trustees.

(ii)       The sale or conveyance of all or a substantial part of the assets of the Trust.

(iii)       The sale, lease or exchange of all or any substantial part of the assets of the Trust or any Series thereof to any Principal Shareholder (except assets having an aggregate fair market value of less than $1,000,000, aggregating for the purpose of such computation all assets sold, leased or exchanged in any series of similar transactions within a twelve-month period or assets sold in the ordinary course of business).

(iv)       The sale, lease or exchange to the Trust, or any Series or Class thereof, in exchange for securities of the Trust, of any assets of any Principal Shareholder (except assets having an aggregate fair market value of less than $1,000,000, aggregating for the purpose of such computation all assets sold, leased or exchanged in any series of similar transactions within a twelve-month period).

(d)       The provisions of this Section 8.15 shall not be applicable to (i) any of the transactions with a Principal Shareholder described in paragraph (c) of this Section 8.15 if the Board of Trustees of the Trust shall by resolution have approved a memorandum of

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understanding with such Principal Shareholder with respect to and substantially consistent with such transaction, or (ii) any transaction with any corporation of which a majority of the outstanding shares of all classes of stock normally entitled to vote in elections of directors is owned of record or beneficially by the Trust or any Series or Class thereof.

(e)       The Board of Trustees shall have the power and duty to determine for the purposes of this Section 8.15 on the basis of information known to the Trust, whether: (i) a corporation, person or entity beneficially owns more than 5% of the outstanding Shares of the Trust or a Class or Series thereof; (ii) a corporation, person or entity is an “affiliate” or “associate” (as defined above) of another; (iii) the assets being acquired or leased to or by the Trust or any Series or Class thereof, constitute a substantial part of the assets of the Trust and have an aggregate fair market value of less than $1,000,000; and (iv) the memorandum of understanding referred to in paragraph (d) hereof is substantially consistent with the transaction covered thereby. Any such determination shall be conclusive and binding for all purposes of this Section.

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IN WITNESS WHEREOF, the undersigned have executed this instrument this 20th day of August, 2019.

/s/ Gilbert G. Alvarado
Gilbert G. Alvarado
/s/ Joseph B. Armes
Joseph B. Armes
/s/ Gerard J. Arpey
Gerard J. Arpey
/s/ Brenda A. Cline
Brenda A. Cline
/s/ Eugene J. Duffy
Eugene J. Duffy
/s/ Alan D. Feld
Alan D. Feld
/s/ Claudia A. Holz
Claudia A. Holz
/s/ Douglas A. Lindgren
Douglas A. Lindgren
/s/ Richard A. Massman
Richard A. Massman
/s/ Barbara J. McKenna
Barbara J. McKenna
/s/ R. Gerald Turner
R. Gerald Turner
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Schedule A

Initial Series and Classes

American Beacon Sound Point Enhanced Income Fund - Y Class, T Class

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